FOR IMMEDIATE RELEASE

LADENBURG THALMANN REPORTS
FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Highlights:

•	Fourth quarter and full year 2016 revenues were $297 million and $1.1 billion, respectively

•	Client assets of approximately $137 billion at December 31, 2016, up 10% year-over-year, including advisory assets under management of $58 billion and cash balances of $4.8 billion

•	Recurring revenue of 77% in independent brokerage and advisory services business

•	Shareholders’ equity of $363 million at December 31, 2016

MIAMI, FL, March 16, 2017 -- Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) today announced financial results for the fourth quarter and full year ended December 31, 2016.
Dr. Phillip Frost, Chairman of Ladenburg, said, “Ladenburg’s independent brokerage and advisory business finished 2016 with a strong fourth quarter performance, with increases in revenue and profitability over the prior year.  Our total client assets under administration increased last year to $137 billion, up over 10% from 2015, positioning the company well for the year ahead.  We’re pleased to have increased our network of approximately 4,000 independent advisors, with a record year of recruiting at our firms, including adding significant groups of advisors from Foothill Securities and Wall Street Financial Group at our Securities America subsidiary.  Our independent advisory and investment banking platforms continue to deliver high quality, trustworthy services to meet the needs of our clients. We eagerly look forward to a future of continued growth.”
Richard Lampen, President and Chief Executive Officer of Ladenburg, said, “Ladenburg continues to maintain its position as a leader in the independent brokerage and advisory business. We believe this business remains one of the fastest growing segments of the financial services industry, as the independent channel plays an increasingly important role in providing independent retail advice, financial planning and investment solutions to the mass affluent segment of “Main Street America.” Our approximately 4,000 advisors continue to grow the fee based side of their businesses with total advisory assets under management increasing 15% over the prior year to $57.8 billion. While regulatory and market change has become a constant in our businesses, we look forward to executing on our business plans in 2017 as a balanced financial services firm focused on generating long-term returns for shareholders.”

For the Fourth Quarter and Full Year Ended December 31, 2016
Fourth quarter 2016 revenues were $297.1 million, a 0.9% increase from revenues of $294.3 million in the fourth quarter of 2015. Advisory fee revenue for the three months ended December 31, 2016 increased by 6.8% to $121.9 million from $114.1 million for the comparable period in 2015, mainly as a result of improved market conditions and higher average advisory assets.
Net income attributable to the Company for the fourth quarter of 2016 was $0.6 million, as compared to net loss attributable to the Company of $2.2 million in the fourth quarter of 2015. Net loss available to common shareholders, after payment of preferred dividends, was $7.3 million or ($0.04) per basic and diluted common share for the fourth quarter of 2016, as compared to net loss available to common shareholders, after payment of preferred dividends, of $9.5 million or ($0.05) per basic and diluted common share in the comparable 2015 period. The fourth quarter 2016 results included approximately $8.5 million of non-cash charges for depreciation, amortization and compensation, $1.1 million of amortization of retention and forgivable loans, $0.8 million of interest expense and $2.0 million of income tax expense. The fourth quarter 2015 results included approximately $9.8 million of non-cash charges for depreciation, amortization and compensation, $1.4 million of amortization of retention and forgivable loans, $1.2 million of interest expense and $1.8 million of income tax expense.
Full year 2016 revenues were $1.1 billion, a 4% decrease from revenues of $1.2 billion for full year 2015. Net loss attributable to the Company for fiscal 2016 was $22.3 million, as compared to net loss attributable to the Company of $11.2 million in fiscal 2015. Net loss available to common shareholders, after payment of preferred dividends, was $52.7 million or ($0.29) per basic and diluted common share in 2016, as compared to net loss available to common shareholders, after payment of preferred dividends, of $39.3 million or ($0.21) per basic and diluted common share in 2015. The 2016 results included approximately $33.6 million of non-cash charges for depreciation, amortization and compensation, $5.5 million of amortization of retention and forgivable loans, $4.3 million of interest expense and $10.0 million of income tax expense. The 2015 results included approximately $35.8 million of non-cash charges for depreciation, amortization and compensation, $9.2 million of amortization of retention and forgivable loans, $5.2 million of interest expense, $0.3 million of loss on extinguishment of debt and $0.5 million of income tax benefit.

Recurring Revenues
For the full year ended December 31, 2016, recurring revenues, which consist of advisory fees, trailing commissions, cash sweep fees and certain other fees, represented approximately 77% of revenues from the Company’s independent brokerage and advisory services business. Recurring revenues for this business were approximately 74% for full year 2015.

EBITDA, as adjusted
EBITDA, as adjusted, for the fourth quarter of 2016 was $14.6 million, a 12.8% increase from $13.0 million in the comparable 2015 period. EBITDA, as adjusted, for full year 2016 was $35.8 million, a decrease of 19% from $44.0 million for the prior-year period. Attached hereto as Table 2 is a reconciliation of net income (loss) attributable to the Company as reported (see “Non-GAAP Financial Measures” below) to EBITDA, as adjusted. The increase in EBITDA, as adjusted, for the fourth quarter of 2016 was primarily attributable to an increase in our independent brokerage and advisory services business. The decline in EBITDA, as adjusted, for the full year 2016 was primarily attributable to a decrease in our Ladenburg segment as a result of lower investment banking revenues.

Client Assets
At December 31, 2016, total client assets under administration were approximately $137 billion, an increase of 10% from approximately $125 billion at December 31, 2015. At December 31, 2016, client assets included cash balances of approximately $4.8 billion, same as prior year-end.

Stock Repurchases
During the quarter ended December 31, 2016, Ladenburg repurchased 537,396 shares of its common stock at a cost of approximately $1.2 million, representing an average price per share of $2.22. During the period from January 1, 2016 through December 31, 2016, Ladenburg repurchased 6,132,124 shares of its common stock at a cost of approximately $14.7 million, representing an average price per share of $2.41. Since the inception of its stock repurchase program in March 2007 through March 7, 2017, Ladenburg has repurchased 25,000,000 shares at a total cost of approximately $52.4 million, including purchases of 7,500,000 shares outside its stock repurchase program. As of March 7, 2017, Ladenburg has the authority to repurchase an additional 10,000,000 shares under its current repurchase plan.

Non-GAAP Financial Measures
Earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for acquisition-related expense, amortization of retention and forgivable loans, change in fair value of contingent consideration related to acquisitions, loss on extinguishment of debt, non-cash compensation expense, financial advisor recruiting expense and other expense, which includes loss on write-off of receivable from subtenant, excise and franchise tax expense, severance cost and compensation expense that may be paid in stock, is a key metric the Company uses in evaluating its financial performance. EBITDA, as adjusted, is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. The Company considers EBITDA, as adjusted, important in evaluating its financial performance on a consistent basis across various periods. Due to the significance of non-cash and non-recurring items, EBITDA, as adjusted, enables the Company’s Board of Directors and management to monitor and evaluate the business on a consistent basis. The Company uses EBITDA, as adjusted, as a primary measure, among others, to analyze and evaluate financial and strategic planning decisions regarding future operating investments and potential acquisitions. The Company believes that EBITDA, as adjusted, eliminates items that are not indicative of its core operating performance, such as amortization of retention and forgivable loans and financial advisor recruiting expenses, or do not involve a cash outlay, such as stock-related compensation, which is expected to remain a key element in our long-term incentive compensation program. EBITDA, as adjusted, should be considered in addition to, rather than as a substitute for, income (loss) before income taxes, net income (loss) and cash flows provided by (used in) operating activities.

About Ladenburg
Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS, LTS PrA) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent broker-dealer firms Securities America, Inc., Triad Advisors, Inc., Securities Service Network, Inc., Investacorp, Inc. and KMS Financial Services, Inc., as well as Premier Trust, Inc., Ladenburg Thalmann Asset Management Inc., Highland Capital Brokerage, Inc., a leading independent life insurance brokerage company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for over 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

Contact:    Emily Claffey / Benjamin Spicehandler
Sard Verbinnen & Co

212-687-8080
# # #
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth, growth of our independent brokerage and advisory business, growth of our investment banking business and future levels of recurring revenue. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, including the Department of Labor’s proposed rule and exemptions pertaining to the fiduciary status of investment advice providers to 401(k) plan, plan sponsors, plan participants and the holders of individual retirement or health savings accounts, and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

[Financial Tables Follow]

TABLE 1
LADENBURG THALMANN FINANCIAL SERVICES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share and per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2016	2015	Change	2016	2015	Change
Revenues:
Commissions	$130,068	$139,019	(6.4)%	$512,001	$558,683	(8.4)%
Advisory fees	121,853	114,103	6.8%	463,602	462,087	0.3%
Investment banking	10,008	10,013	0.0%	25,453	35,145	(27.6)%
Principal transactions	61	(155)	139.4%	747	602	24.1%
Interest and dividends	3,058	1,419	115.5%	10,256	3,842	166.9%
Service fees and other income	32,011	29,934	6.9%	94,894	91,759	3.4%
Total revenues	297,059	294,333	0.9%	1,106,953	1,152,118	(3.9)%
Expenses:
Commissions and fees	212,119	210,808	0.6%	818,000	857,842	(4.6)%
Compensation and benefits	43,721	42,076	3.9%	152,592	149,786	1.9%
Non-cash compensation	1,315	2,833	(53.6)%	5,311	8,759	(39.4)%
Brokerage, communication and clearance fees	3,415	5,021	(32.0)%	15,719	20,727	(24.2)%
Rent and occupancy, net of sublease revenue	2,652	2,423	9.5%	9,673	9,797	(1.3)%
Professional services	4,397	4,093	7.4%	14,940	14,156	5.5%
Interest	750	1,199	(37.4)%	4,262	5,169	(17.5)%
Depreciation and amortization	7,204	6,997	3.0%	28,334	27,077	4.6%
Acquisition-related expenses	354	271	30.6%	1,357	940	44.4%
Loss on extinguishment of debt	—	—	N/A	—	252	(100.0)%
Amortization of retention and forgivable loans	1,091	1,407	(22.5)%	5,472	9,238	(40.8)%
Other	17,417	17,650	(1.3)%	63,363	60,125	5.4%
Total expenses	294,435	294,778	(0.1)%	1,119,023	1,163,868	(3.9)%
Income (loss) before item shown below	2,624	(445)	689.7%	(12,070)	(11,750)	(2.7)%
Change in fair value of contingent consideration	(38)	24	(258.3)%	(216)	55	(492.7)%
Income (loss) before income taxes	2,586	(421)	714.3%	(12,286)	(11,695)	(5.1)%
Income tax expense (benefit)	1,965	1,806	8.8%	10,025	(482)	2,179.9%
Net income (loss)	621	(2,227)	127.9%	(22,311)	(11,213)	(99.0)%
Net loss attributable to noncontrolling interest	(9)	(23)	60.9%	(42)	(62)	32.3%
Net income (loss) attributable to the Company	630	(2,204)	128.6%	(22,269)	(11,151)	(99.7)%
Dividends declared on preferred stock	(7,924)	(7,335)	(8.0)%	(30,438)	(28,108)	(8.3)%
Net loss available to common shareholders	$(7,294)	$(9,539)	23.5%	$(52,707)	$(39,259)	(34.3)%

Net loss per share available to common shareholders (basic)	$(0.04)	$(0.05)	20.0%	$(0.29)	$(0.21)	(38.1)%
Net loss per share available to common shareholders (diluted)	$(0.04)	$(0.05)	20.0%	$(0.29)	$(0.21)	(38.1)%

Weighted average common shares used in computation of per share data:
Basic	188,837,490	181,423,440	4.0%	182,987,850	183,660,993	(0.4)%
Diluted	188,837,490	181,423,440	3.5%	182,987,850	183,660,993	(0.4)%

TABLE 2
LADENBURG THALMANN FINANCIAL SERVICES INC.

The following table presents a reconciliation of net income (loss) attributable to the Company as reported to EBITDA, as adjusted.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
(Unaudited; dollars in thousands)	2016	2015	% Change	2016	2015	% Change
Total revenues	$297,059	$294,333	0.9%	$1,106,953	$1,152,118	(3.9)%
Total expenses	294,435	294,778	(0.1)%	1,119,023	1,163,868	(3.9)%
Income (loss) before income taxes	2,586	(421)	714.3%	(12,286)	(11,695)	(5.1)%
Net income (loss) attributable to the Company	630	(2,204)	128.6%	(22,269)	(11,151)	(99.7)%

Reconciliation of net income (loss) attributable to the Company to EBITDA, as adjusted:

Net income (loss) attributable to the Company	$630	$(2,204)	128.6%	$(22,269)	$(11,151)	(99.7)%
Less:
Interest income	(191)	(77)	(148.1)%	(672)	(254)	(164.6)%
Change in fair value of contingent consideration	38	(24)	258.3%	216	(55)	492.7%
Add:
Loss on extinguishment of debt	—	—	N/A	—	252	(100.0)%
Interest expense	750	1,199	(37.4)%	4,262	5,169	(17.5)%
Income tax expense (benefit)	1,965	1,806	8.8%	10,025	(482)	2,179.9%
Depreciation and amortization	7,204	6,997	3.0%	28,334	27,077	4.6%
Non-cash compensation expense	1,315	2,833	(53.6)%	5,311	8,759	(39.4)%
Amortization of retention and forgivable loans	1,091	1,407	(22.5)%	5,472	9,238	(40.8)%
Financial advisor recruiting expense	691	717	(3.6)%	1,882	2,387	(21.2)%
Acquisition-related expense (1)	354	271	30.6%	1,357	940	44.4%
Other (2)	776	33	2,251.5%	1,853	2,165	(14.4)%
EBITDA, as adjusted	$14,623	$12,958	12.8%	$35,771	$44,045	(18.8)%

(1)    Includes $409 for acquisition-related expense that was previously included in professional services expense and other expense for the twelve months ended December 31, 2015.

(2)    Includes loss on severance costs of $477 and $755, excise and franchise tax expense of $164 and $508 and compensation expense that may be paid in stock of $129 and $586, for the three and twelve months ended December 31, 2016, respectively. Includes loss on write-off of receivable from subtenant of $855, compensation expense that may be paid in stock of $532, rent expense due to default by subtenant of $468 and excise and franchise tax expense of $310 for the twelve months ended December 31, 2015.